EXHIBIT 23(a)


To the Shareholders of
     ALLTEL Corporation:

As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our reports dated August 12, 1999, included in ALLTEL Corporation's Form 8-K dated August 13, 1999 and to all references to our Firm included in this registration statement.


                                                          /s/ARTHUR ANDERSEN LLP
                                                          ARTHUR ANDERSEN LLP

Little Rock, Arkansas
September 28, 1999

                                       15